EXHIBIT 10.1

LUVU Brands, Inc.

2745 Bankers Industrial Dr

Atlanta, GA 30360

Amendment to Knauf Employment Agreement dated January 18th, 2024

Upon mutual agreement between the Board of Director for LUVU Brands, Inc.  and Christopher Knauf, the following amendment to the Employment Agreement dated January 18, 2024 is agreed:

•	Stock options - 200,000 stock option will be granted on April 1, 2024 and an additional 200,000 will be granted on July 1,2024. No options will be granted prior to those dates.

/s/ Louis Friedman	/s/ Christopher Knauf
Louis Friedman, CEO	Christopher Knauf
Date: 2/14/24	Date: 2/14/24

LUVU Brands, Inc.

2745 Bankers Industrial Dr

Atlanta, GA 30360

I am pleased to offer you the position of Chief Financial Officer for Luvu Brands.

Chief Financial Officer

Reports to: CEO

Direct reporting: Treasurer, A/R & A/P Accountants

Goals - Develop strategic plans to improve our Company’s overall financial health and shareholder value. Responsibilities: Per the list provided.

Compensation:

•	Annual Salary: $150,000

•	After CFO position is assumed: $160,000 (fractional CFO terminated)

•	Stock options - 200,000 upon joining – 200,000 options in 6 month.

•	PTO - 14 days per year + 7 holidays – see handbook for details. PTO accrual starting 90 days of employment.

•	United Healthcare – Company sponsored plan is available the first of the month following 60 days. There is a choice of two plans that are subsidized by the Company. Aflac Insurance also offers assorted group plans at various prices – check for sign-up dates.

/s/ Louis Friedman	/s/ Christopher Knauf
Louis Friedman, CEO	Christopher Knauf
Date: 1/11/24	Date: 1/11/24